Exhibit 99.1

Avalara Announces Third Quarter 2018 Financial Results

Total Revenue of $69.5 Million

Approximately 8,490 Core Customers as of September 30, 2018

SEATTLE – November 7, 2018 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its third quarter ended September 30, 2018.

“With our third consecutive quarter of 25% revenue growth, we delivered another strong performance,” said Scott McFarlane, Avalara co-founder and chief executive officer. “Transaction tax compliance remains a highly manual process. It is in the early stages of automating, representing an estimated $8 billion addressable market for us. We believe that automation will be adopted over an extended period, as customers upgrade systems, expand their businesses both domestically and internationally, and respond to changing government rules such as the new sales tax nexus rules driven by the Supreme Court’s Wayfair decision. Based on our broad tax content, robust platform, partner channel and pre-built integrations, we believe Avalara is a clear choice to lead this automation cycle.”

Third Quarter 2018 Financial Results

•

Revenue: Total revenue was $69.5 million, up 26% from $55.3 million in the third quarter of 2017. Subscription and returns revenue was $64.2 million, up 24% from $51.7 million in the same period last year. Professional services and other revenue was $5.3 million, up 47% from $3.6 million in the same period last year.

•

Gross Profit: GAAP gross profit was $49.3 million, representing a 71% gross margin, compared to a GAAP gross profit of $40.6 million and a 73% gross margin in the third quarter of 2017. Non-GAAP gross profit was $50.9 million, representing a 73% non-GAAP gross margin, compared to a non-GAAP gross profit of $41.8 million and a 76% non-GAAP gross margin in the third quarter of 2017.

•

Operating Loss: GAAP operating loss was $24.7 million, compared to a GAAP operating loss of $11.8 million in the third quarter of 2017. GAAP operating loss for the third quarter of 2018 included a $9.2 million goodwill impairment charge for the Brazilian operations. Non-GAAP operating loss was $9.6 million, compared to a non-GAAP operating loss of $7.2 million in the third quarter of 2017.

•

Net Loss: GAAP net loss was $24.1 million, compared to a GAAP net loss of $10.3 million in the third quarter of 2017. Non-GAAP net loss was $9.0 million, compared to a non-GAAP net loss of $5.6 million in the third quarter of 2017.

•

Net Loss per Share: GAAP net loss per share was $0.36 based on 66.6 million weighted-average shares outstanding, compared to a GAAP net loss per share of $1.80 based on 5.7 million weighted-average shares outstanding in the third quarter of 2017. Non-GAAP net loss per share was $0.14 based on 66.6 million non-GAAP shares outstanding, compared to a non-GAAP net loss per share of $0.10 based on 56.6 million non-GAAP shares outstanding in the third quarter of 2017.

•

Deferred Revenue: Total deferred revenue was $118.2 million at September 30, 2018, up from $109.3 million at June 30, 2018. The current portion of deferred revenue was $109.3 million at September 30, 2018, up from $100.7 million at June 30, 2018.

•

Cash: Net cash provided by operating activities was $1.2 million, compared to $5.3 million provided in the third quarter of 2017. Free cash flow was negative $3.6 million, compared to positive $1.1 million in the third quarter of 2017. Our cash and cash equivalents totaled $138.1 million at September 30, 2018.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Operating Highlights

•

Key Metrics: We ended the third quarter of 2018 with approximately 8,490 core customers, up from approximately 8,080 core customers at the end of the previous quarter. Net revenue retention rate was 105% in the third quarter of 2018 and has averaged 107% over the last four quarters.

•	New Partnerships: During the quarter, we signed partnership agreements that added 19 new integrations.

•

Avalara TrustFile on Amazon Marketplace Appstore:  We announced the availability of Avalara TrustFile on the Amazon Marketplace Appstore. Avalara TrustFile helps businesses manage sales tax filing, offering essential automation features such as automated returns and filing reminders; integration with the most widely used shopping carts, marketplaces and accounting software; FBA inventory tracking; and access to Avalara’s self-service support center and expert support staff.

•

Avalara MyLodgeTax: We released a new onboarding API for Avalara MyLodgeTax, our tax compliance solution for the lodging industry. The new API allows vacation rental homeowners, hosts and property managers to easily transfer their property information from participating vacation rental platforms directly to Avalara MyLodgeTax’s robust lodging tax compliance solution.

•

Avalara Business Licensing and Tax Registration: Recently, we announced the availability of Avalara Licensing, a new service that allows businesses to easily obtain the required business licenses and sales tax registrations for each new jurisdiction where they have the obligation to collect and remit sales tax.

Financial Outlook

For the fourth quarter of 2018, the Company currently expects:

•	Total revenue between $71.0 and $71.5 million.
•	Non-GAAP operating loss between $12.0 and $13.0 million.

For the full year 2018, the Company currently expects:

•	Total revenue between $265.6 and $266.1 million.
•	Non-GAAP operating loss between $44.3 and $45.3 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, November 7, 2018, to discuss its financial results and business highlights. The conference call can be accessed by dialing (866) 393-4306 from the United States and Canada or (734) 385-2616 internationally with conference ID 1098879. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. PT on Wednesday November 14, 2018 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (855) 859‑2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 1098879.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, excise, communications, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in the U.K., Belgium, Brazil, and India. More information at avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the fourth quarter and full year 2018.  In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “'will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 10, 2018, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP shares outstanding, and free cash flow, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

•

We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before the stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

•

We calculate non-GAAP gross profit as GAAP gross profit before the stock-based compensation expense and amortization of acquired intangibles that is included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense included in cost of revenue as a percentage of revenue and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

•

We calculate non-GAAP operating loss as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.  We calculate non-GAAP net loss as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•

We calculate non-GAAP shares outstanding as GAAP weighted-average shares outstanding during the period adjusted as if (1) the conversion of preferred stock into common stock had occurred at the beginning of each respective period presented and (2) the issuance of 8,625,000 shares of common stock in our IPO had occurred as of January 1, 2018.

•	We calculate non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP shares outstanding.
•	We define free cash flow as net cash (used in) provided by operating activities less cash used for the purchases of property and equipment.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies.  We believe that non-GAAP per share measures provide investors and other users of our financial information consistency with our past financial performance.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.  We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

Core Customers

We also use key business metrics, such as core customers and net revenue retention rate.  We believe core customers is a key indicator of our market penetration, growth, and potential future revenue.  We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

•

a unique account identifier in our billing system (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the last twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions. As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes who do not meet the revenue threshold to be considered a core customer. These customers provide us with market share and awareness, and we anticipate that some may grow into core customers. We believe there is strategic value to addressing the small business and self-serve segment of the marketplace.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended September 30,
	2018	2017
Revenue:
Subscription and returns	$64,219	$51,668
Professional services and other	5,308	3,600
Total revenue	69,527	55,268
Cost of revenue:
Subscription and returns	17,330	12,330
Professional services and other	2,906	2,329
Total cost of revenue (1)	20,236	14,659
Gross profit	49,291	40,609
Operating expenses:
Research and development (1)	13,285	10,401
Sales and marketing (1)	41,276	33,151
General and administrative (1)	10,235	8,092
Restructuring charges	-	793
Goodwill impairment	9,174	-
Total operating expenses	73,970	52,437
Operating loss	(24,679)	(11,828)
Other (income) expense:
Interest income	(1,068)	(23)
Interest expense	534	635
Other (income) expense, net	49	(2,003)
Total other (income) expense, net	(485)	(1,391)
Loss before income taxes	(24,194)	(10,437)
Provision for (benefit from) income taxes	(91)	(172)
Net loss	$(24,103)	$(10,265)

Net loss per share attributable to common shareholders, basic and diluted	$(0.36)	$(1.80)
Weighted average shares of common stock outstanding, basic and diluted	66,590	5,706

	For the Three Months Ended September 30,
(1) The stock-based compensation expense included above was as follows:	2018	2017
Cost of revenue	$508	$277
Research and development	906	761
Sales and marketing	1,589	985
General and administrative	1,334	1,159
Total stock-based compensation	$4,337	$3,182

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$1,121	$938
Research and development	-	-
Sales and marketing	474	482
General and administrative	-	26
Total amortization of acquired intangibles	$1,595	$1,446

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Nine Months Ended September 30,
	2018	2017
Revenue:
Subscription and returns	$181,764	$145,825
Professional services and other	12,849	9,299
Total revenue	194,613	155,124
Cost of revenue:
Subscription and returns	47,984	35,683
Professional services and other	8,393	6,906
Total cost of revenue (1)	56,377	42,589
Gross profit	138,236	112,535
Operating expenses:
Research and development (1)	38,332	30,374
Sales and marketing (1)	119,187	96,642
General and administrative (1)	28,787	26,189
Restructuring charges	-	793
Goodwill impairment	9,174	-
Total operating expenses	195,480	153,998
Operating loss	(57,244)	(41,463)
Other (income) expense:
Interest income	(1,373)	(48)
Interest expense	2,495	1,817
Other (income) expense, net	(423)	(1,058)
Total other (income) expense, net	699	711
Loss before income taxes	(57,943)	(42,174)
Provision for (benefit from) income taxes	(825)	(462)
Net loss	$(57,118)	$(41,712)

Net loss per share attributable to common shareholders, basic and diluted	$(1.95)	$(7.54)
Weighted average shares of common stock outstanding, basic and diluted	29,269	5,531

	For the Nine Months Ended September 30,
(1) The stock-based compensation expense included above was as follows:	2018	2017
Cost of revenue	$1,181	$740
Research and development	2,271	1,800
Sales and marketing	3,674	2,755
General and administrative	4,285	3,701
Total stock-based compensation	$11,411	$8,996

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$2,906	$2,765
Research and development	-	-
Sales and marketing	1,483	1,417
General and administrative	17	93
Total amortization of acquired intangibles	$4,406	$4,275

AVALARA, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$138,093	$14,075
Trade accounts receivable—net of allowance for doubtful accounts	34,743	26,596
Prepaid expenses and other current assets	10,378	7,016
Total current assets before customer fund assets	183,214	47,687
Funds held and receivable from customers—net of allowance for doubtful accounts	11,429	13,395
Total current assets	194,643	61,082
Noncurrent assets:
Property and equipment—net	33,113	25,394
Goodwill	61,444	72,482
Intangible assets—net	20,797	19,074
Other noncurrent assets	1,330	780
Total assets	$311,327	$178,812

Liabilities and shareholders' equity (deficit)
Current liabilities:
Accrued expenses and trade payables	40,768	38,164
Deferred revenue	109,323	83,778
Credit facility and notes payable	-	859
Total current liabilities before customer funds obligations	150,091	122,801
Customer funds obligations	11,530	14,061
Total current liabilities	161,621	136,862
Noncurrent liabilities:
Deferred revenue	8,886	8,453
Deferred tax liability	744	1,854
Credit facility	-	38,840
Deferred rent	17,392	14,689
Other noncurrent liabilities	435	785
Total liabilities	189,078	201,483
Convertible preferred stock	-	370,921
Shareholders' equity (deficit):
Common stock	7	1
Additional paid-in capital	593,761	18,121
Accumulated other comprehensive income (loss)	(2,349)	338
Accumulated deficit	(469,170)	(412,052)
Total shareholders’ equity (deficit)	122,249	(393,592)
Total liabilities and shareholders' equity (deficit)	$311,327	$178,812

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(24,103)	$(10,265)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,398	2,863
Goodwill impairment	9,174	-
Stock-based compensation	4,337	3,182
Deferred tax expense	(143)	(323)
Amortization of deferred rent	(32)	(214)
Non-cash change in earnout liability	32	(1,831)
Non-cash bad debt (recovery) expense	(297)	118
Other	285	33
Changes in operating assets and liabilities:
Trade accounts receivable	(5,830)	2,735
Prepaid expenses and other current assets	(2,544)	(1,502)
Other long-term assets	(533)	131
Trade payables	(1,105)	1,867
Accrued expenses and other current liabilities	9,095	1,853
Deferred rent (lease incentives)	579	3,575
Deferred revenue	8,865	3,092
Net cash provided by operating activities	1,178	5,314
Cash flows from investing activities:
Net (increase) decrease in customer fund assets	6,638	(2,760)
Cash paid for acquired intangible assets	(121)	-
Purchase of property and equipment	(4,745)	(4,235)
Net cash (used in) provided by investing activities	1,772	(6,995)
Cash flows from financing activities:
Payments on credit facility	(30,000)	(1,562)
Proceeds from credit facility	-	3,000
Payment of deferred financing costs	(1,462)	(565)
Taxes paid related to net share settlement of stock-based awards	(109)	(14)
Net increase (decrease) in customer fund obligations	(6,638)	2,760
Proceeds from exercise of stock options and common stock warrants	207	31
Net cash (used in) provided by financing activities	(38,002)	3,650
Foreign currency effect on cash and cash equivalents	37	77
Net change in cash and cash equivalents	(35,015)	2,046
Cash and cash equivalents—Beginning of year	173,108	12,303
Cash and cash equivalents—End of year	$138,093	$14,349

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(57,118)	$(41,712)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,390	8,129
Goodwill impairment	9,174	-
Stock-based compensation	11,411	8,996
Deferred tax expense	(1,110)	(726)
Amortization of deferred rent	231	(659)
Non-cash change in earnout liability	(430)	(996)
Non-cash bad debt (recovery) expense	(382)	221
Other	526	199
Changes in operating assets and liabilities:
Trade accounts receivable	(7,852)	4,294
Prepaid expenses and other current assets	(2,688)	(1,732)
Other long-term assets	(549)	556
Trade payables	(3,353)	805
Accrued expenses and other current liabilities	6,095	1,201
Deferred rent (lease incentives)	579	7,701
Deferred revenue	25,978	12,158
Net cash used in operating activities	(10,098)	(1,565)
Cash flows from investing activities:
Net (increase) decrease in customer fund assets	2,053	(2,050)
Cash paid for acquired intangible assets	(5,002)	-
Purchase of property and equipment	(12,914)	(10,350)
Net cash used in investing activities	(15,863)	(12,400)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	192,510	-
Payments on credit facility	(63,000)	(1,562)
Proceeds from credit facility	23,000	8,000
Payments on capital leases	-	(14)
Repurchase of shares	(1,806)	-
Repayment of note payable	(234)	-
Payment of deferred financing costs	(2,084)	(565)
Taxes paid related to net share settlement of stock-based awards	(2,326)	(268)
Net increase (decrease) in customer fund obligations	(2,053)	2,050
Payment related to business combination earnouts	-	(83)
Proceeds from exercise of stock options and common stock warrants	5,787	545
Net cash provided by financing activities	149,794	8,103
Foreign currency effect on cash and cash equivalents	185	(19)
Net change in cash and cash equivalents	124,018	(5,881)
Cash and cash equivalents—Beginning of year	14,075	20,230
Cash and cash equivalents—End of year	$138,093	$14,349

Non-GAAP Financial Measures

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures:

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Non-GAAP cost of revenue	$18,607	$13,444	$52,290	$39,084
Non-GAAP gross profit	50,920	41,824	142,323	116,040
Non-GAAP gross margin	73%	76%	73%	75%
Non-GAAP research and development expense	$12,379	$9,640	$36,061	$28,574
Non-GAAP sales and marketing expense	39,213	31,684	114,030	92,470
Non-GAAP general and administrative expense	8,901	6,907	24,485	22,395
Non-GAAP operating loss	(9,573)	(7,200)	(32,253)	(28,192)
Non-GAAP net loss	(8,997)	(5,637)	(32,127)	(28,441)
Non-GAAP net loss per share	(0.14)	(0.10)	(0.49)	(0.50)
Free cash flow	$(3,567)	$1,079	$(23,012)	$(11,915)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$20,236	$14,659	$56,377	$42,589
Stock-based compensation expense	(508)	(277)	(1,181)	(740)
Amortization of acquired intangibles	(1,121)	(938)	(2,906)	(2,765)
Non-GAAP Cost of Revenue	$18,607	$13,444	$52,290	$39,084

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$49,291	$40,609	$138,236	$112,535
Stock-based compensation expense	508	277	1,181	740
Amortization of acquired intangibles	1,121	938	2,906	2,765
Non-GAAP Gross Profit	$50,920	$41,824	$142,323	$116,040

Reconciliation of Non-GAAP Gross Margin:
Gross margin	71%	73%	71%	73%
Stock-based compensation expense as a percentage of revenue	1%	1%	1%	0%
Amortization of acquired intangibles as a percentage of revenue	2%	2%	1%	2%
Non-GAAP Gross Margin	73%	76%	73%	75%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$13,285	$10,401	$38,332	$30,374
Stock-based compensation expense	(906)	(761)	(2,271)	(1,800)
Amortization of acquired intangibles	-	-	-	-
Non-GAAP Research and Development Expense	$12,379	$9,640	$36,061	$28,574

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$41,276	$33,151	$119,187	$96,642
Stock-based compensation expense	(1,589)	(985)	(3,674)	(2,755)
Amortization of acquired intangibles	(474)	(482)	(1,483)	(1,417)
Non-GAAP Sales and Marketing Expense	$39,213	$31,684	$114,030	$92,470

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$10,235	$8,092	$28,787	$26,189
Stock-based compensation expense	(1,334)	(1,159)	(4,285)	(3,701)
Amortization of acquired intangibles	-	(26)	(17)	(93)
Non-GAAP General and Administrative Expense	$8,901	$6,907	$24,485	$22,395

(continued)

Reconciliation of Non-GAAP Operating Loss:
Operating loss	$(24,679)	$(11,828)	$(57,244)	$(41,463)
Stock-based compensation expense	4,337	3,182	11,411	8,996
Amortization of acquired intangibles	1,595	1,446	4,406	4,275
Goodwill impairment	9,174	-	9,174
Non-GAAP Operating Loss	$(9,573)	$(7,200)	$(32,253)	$(28,192)

Reconciliation of Non-GAAP Net Loss:
Net loss	$(24,103)	$(10,265)	$(57,118)	$(41,712)
Stock-based compensation expense	4,337	3,182	11,411	8,996
Amortization of acquired intangibles	1,595	1,446	4,406	4,275
Goodwill impairment	9,174	-	9,174	-
Non-GAAP Net Loss	$(8,997)	$(5,637)	$(32,127)	$(28,441)

Reconciliation of Non-GAAP Net Loss Per Share:
Net loss per share	$(0.36)	$(1.80)	$(1.95)	$(7.54)
Stock-based compensation expense per share	0.07	0.56	0.39	1.63
Amortization of acquired intangibles per share	0.02	0.25	0.15	0.77
Goodwill impairment per share	0.14	-	0.31	-
Non-GAAP unweighted adjustment to common and preferred shares issued (1) per share	-	0.89	0.61	4.64
Non-GAAP Net Loss Per Share	$(0.14)	$(0.10)	$(0.49)	$(0.50)

Computation of Non-GAAP Shares Outstanding:
Weighted average shares of common stock outstanding used in computing net loss per share	66,590	5,706	29,269	5,531
Non-GAAP adjustment to common and preferred shares issued (1)	-	50,888	36,842	50,888
Non-GAAP Shares Outstanding Used in Computing Non-GAAP Net Loss Per Share	66,590	56,594	66,111	56,419

Free Cash Flow:
Net cash (used in) provided by operating activities	$1,178	$5,314	$(10,098)	$(1,565)
Purchases of property and equipment	(4,745)	(4,235)	(12,914)	(10,350)
Free Cash Flow	$(3,567)	$1,079	$(23,012)	$(11,915)

(1)

The Company’s IPO closed on June 19, 2018 and 8,625,000 shares of common stock were issued.  In connection with the IPO, the Company’s outstanding convertible preferred stock converted into 50,888,014 shares of common stock.  See description of adjustment in “Use of Non-GAAP Financial Measures” section.

(concluded)

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018
Number of core customers (as of end of period)	6,650	6,970	7,250	7,490	7,760	8,080	8,490
Net revenue retention rate	109%	106%	107%	105%	109%	108%	105%

Investor Contact

Kevin Faulkner

ICR, LLC

investor@avalara.com

206-641-2425

Media Contact

Jesse Hamlin

Avalara

media@avalara.com

518-281-0631